EXHIBIT 99
NEWS RELEASE
FOR IMMEDIATE RELEASE
July 19, 2006

Contact:	David M. Kepler President and Chief Executive Officer Telephone: 937-548-4158
GREENVILLE FEDERAL FINANCIAL CORPORATION DECLARES DIVIDEND
GREENVILLE, OHIO, July 19, 2006: David M. Kepler, the President and Chief Executive Officer of Greenville Federal Financial Corporation (the “Corporation”) (OTC Bulletin Board: GVFF), today announced that the Corporation has declared a cash dividend of $.07 per share of the Corporation’s common stock. The dividend is to be paid on August 18, 2006, to stockholders of record as of July 30, 2006.
The Corporation is the majority-owned subsidiary of Greenville Federal MHC, which owns 55% of the Corporation’s outstanding shares. Greenville Federal MHC has waived its right to receive the dividend on its shares of Corporation stock.
Greenville Federal Financial Corporation holds all of the outstanding stock of Greenville Federal, a federally-chartered savings association with its main office and one branch office, both located in Greenville, Ohio. Greenville Federal attracts deposits from, and makes loans in, the Ohio counties of Darke, Preble, Auglaize, Miami, Shelby and Mercer and the Indiana counties of Randolph and Wayne.